Exhibit 1.2

Terms Agreement

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

LEHMAN BROTHERS INC.

GREENWICH CAPITAL MARKETS, INC.

BANC OF AMERICA SECURITIES LLC

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. INCORPORATED

SCOTIA CAPITAL (USA) INC.

c/o Merrill Lynch, Pierce Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

June 9, 2006

Dear Ladies and Gentlemen:

Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in Schedule II hereto.

The Representatives hereby confirm and the Company acknowledges that the list of Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth and eighth paragraphs under the heading “Underwriting” in the Company’s Prospectus Supplement dated June 9, 2006, to the Company’s Prospectus dated December 8, 2005, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

For the purposes of the Terms and Provisions, the “Applicable Time” shall be 4:53 p.m. (Eastern Time) on the date hereof.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Carolyn B. Handlon
Name:	Carolyn B. Handlon
Title:	Vice President and Treasurer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

LEHMAN BROTHERS INC.

GREENWICH CAPITAL MARKETS, INC.

BANC OF AMERICA SECURITIES LLC

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. INCORPORATED

SCOTIA CAPITAL (USA) INC.

By:	MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

By:	/s/ David Iwan
Name:	David Iwan
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Director

Schedule I

Underwriter	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce Fenner & Smith Incorporated	$140,000,000
Citigroup Global Markets Inc.	70,000,000
Barclays Capital Inc.	26,250,000
Deutsche Bank Securities Inc.	26,250,000
Lehman Brothers Inc.	26,250,000
Greenwich Capital Markets, Inc.	26,250,000
Banc of America Securities LLC	8,750,000
HSBC Securities (USA) Inc.	8,750,000
Morgan Stanley & Co. Incorporated	8,750,000
Scotia Capital (USA) Inc	8,750,000

Total	$350,000,000

Schedule II

Representatives:	Merrill Lynch, Pierce Fenner & Smith Incorporated
Citigroup Global Markets Inc

Underwriting Agreement dated:	June 9, 2006

Registration Statement No.:	333-130212

Title of Securities:	6.200% Series H Notes due 2016

Aggregate principal amount:	$350,000,000

Price to Public:	99.816%

Underwriting Discount:	0.650%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc., and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	June 15, 2016

Interest Rate:	6.200% per annum, payable semiannually

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2006

Redemption Provisions:	The Securities may be redeemed in whole or in part at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (not including accrued interest as of the redemption date) on the Securities to be redeemed, discounted to a redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (the yield to maturity of the United States Treasury security, selected by a primary US. government securities dealer, having a maturity comparable to the remaining term of the Securities being redeemed) plus 20 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date, on the terms specified in the Prospectus Supplement dated June 9, 2006 relating to the Securities (the “Prospectus Supplement”)

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Prospectus Supplement

Securities Exchange:	The Securities will not be listed on any exchange

Delivery Date:	June 14, 2006

Closing Location:	DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600

Address for Notices to Underwriters:	c/o Merrill Lynch, Pierce Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated June 9, 2006

ANNEX B

MARRIOTT INTERNATIONAL, INC.

FINAL TERM SHEET

Dated: June 9, 2006

Issuer:	Marriott International, Inc.

Title of Securities:	6.200% Series H Notes due 2016

Principal Amount:	$350,000,000

Coupon (Interest Rate):	6.200%

Yield to Maturity:	6.225%

Spread to Benchmark Treasury:	125 basis points

Benchmark Treasury:	UST 5.125% due 5/15/2016

Benchmark Treasury Price and Yield:	101-5 / 4.975%

Interest Payment Dates:	Semi-annually on each June 15 and December 15, commencing on December 15, 2006

Optional Redemption:	Make-whole call plus 20 basis points

Price to Public:	99.816%

Settlement Date:	June 14, 2006

Minimum Denominations:	$1,000

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.

Co-Managers:

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Lehman Brothers Inc.

Greenwich Capital Markets, Inc.

Banc of America Securities LLC

HSBC Securities (USA) Inc.

Morgan Stanley & Co. Incorporated

Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering can arrange to send you the prospectus if you request it by calling (800) 500-5408 or (877) 858-5407.

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